Exhibit 10.19

FIRST ADDENDUM TO
EXECUTIVE EMPLOYMENT AGREEMENT

This First Addendum to Executive Employment Agreement (this “Agreement”) dated March __, 2011, to be effective as of December 15, 2010 (the “Effective Date”), is by and between Vertex Energy, Inc., a Nevada corporation (“Vertex”) and Benjamin P. Cowart, an individual (“Executive”), each referred to herein as a “Party” and collectively the “Parties”.

W I T N E S S E T H:

WHEREAS, the Parties previously entered into an Executive Employment Agreement (the “Executive Employment Agreement”) on or around February 20, 2009, a copy of which is attached hereto as Exhibit A;

WHEREAS, capitalized terms used herein shall have the meaning ascribed to such terms in the Executive Employment Agreement, unless otherwise stated herein or the context requires otherwise; and

WHEREAS, the Parties desire to enter into this Agreement to modify certain provisions, terms and conditions to the Executive Employment Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, and other consideration, which consideration the Parties hereby acknowledge and confirm the sufficiency thereof, the Parties hereto agree as follows:

1.   Amendment to Executive Employment Agreement.

Section 2.1 of the Executive Employment Agreement is hereby amended and restated in its entirety to read as follows:

“2.1.           Base Salary.  So long as this Agreement remains in effect, for all services rendered by Executive hereunder and all covenants and conditions undertaken by the Parties pursuant to this Agreement, the Company shall pay, and Executive shall accept, as compensation, an annual base salary (“Base Salary”) of $215,000.  The Base Salary shall be payable in regular installments in accordance with the normal payroll practices of the Company, in effect from time to time, but in any event no less frequently than on a monthly basis. For so long as Executive is employed hereunder, beginning on the first anniversary of the Effective Date, and on each anniversary thereafter, the Base Salary shall be increased as determined by the Compensation Committee of the Board (the “Compensation Committee”), in its sole and absolute discretion.”

2.           Reconfirmation of Executive Employment Agreement. The Parties hereby reaffirm all terms, conditions, covenants, representations and warranties made in the Executive Employment Agreement, to the extent the same are not amended hereby.

3.           Effect of Agreement. Upon the effectiveness of this Agreement, each reference in the Executive Employment Agreement to “Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to such Executive Employment Agreement as modified or waived hereby.

4.           Executive Employment Agreement to Continue in Full Force and Effect.  Except as specifically modified herein, the Executive Employment Agreement and the terms and conditions thereof shall remain in full force and effect.

5.           Effect of Facsimile and Photocopied Signatures. This Agreement may be executed in several counterparts, each of which is an original.  It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.  A copy of this Agreement signed by one Party and faxed to another Party shall be deemed to have been executed and delivered by the signing Party as though an original.  A photocopy of this Agreement shall be effective as an original for all purposes.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement to be effective as of the Effective Date.

“VERTEX”
VERTEX ENERGY, INC.

/s/ Chris Carlson
Chris Carlson
Chief Financial Officer

Date: 3/25/11

“EXECUTIVE”

/s/ Benjamin P. Cowart
Benjamin P. Cowart

Date: 3/25/11